UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2005

Lifeline Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-30489	84-1097796
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6400 South Fiddler's Green Circle, Suite 1750, Englewood, CO 80111
(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code:  (720) 488-1711

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      Entry into a Material Definitive Agreement

     To the extent applicable, the contents of Item 5.02 below are incorporated into this Item 1.01 by reference.

ITEM 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)    On August 5, 2005, Lifeline Therapeutics, Inc. (the “Company”) hired, effective July 19, 2005, Brenda March as interim Chief Executive Officer of the Company through Tatum CFO Partners, LLP (“Tatum”). Ms. March has been working with the Company as a consultant since May 7, 2005. Ms. March has over twenty years experience in financial and operational roles. Brenda has been a partner with Tatum since January 2004 and has held assignments with various clients. Prior to joining Tatum, Ms. March worked for Cochlear Americas, Inc., a subsidiary of Cochlear Limited, a publicly held company in Australia. At Cochlear, Ms. March served as Chief Financial Officer from 1998-2000, V.P. Customer Care from 2000-2002 and V.P. Commercial Development from 2002-March 2004. Ms. March holds a B.S. degree in Accounting from Bryant College, a M.B.A. from University of Hartford, and a M.A. in Economics from Trinity College.

     On August 5, 2005 the Company entered into an agreement, effective as of August 1, 2005, with Tatum pursuant to which Ms. March would serve as Chief Executive Officer of the Company and remain a partner of Tatum. In accordance with this agreement, the Company will pay Ms. March a salary of $1,200 a day, along with warrants to purchase 2,400 shares of common stock of the Company per month of her employment with the Company. The exercise price of the warrants to be issued to Ms. March will have an exercise period of two years, and the exercise price of the warrants will be equal to the volume weighted average trading price for the Company’s common stock for each Friday of the month for which the warrants are due. The Company has no obligation to provide Ms. March with any health or major medical benefits, stock, or bonus payments, however Ms. March will be eligible for any Company employee retirement or 401(k) plan and for vacation and holidays consistent with the Company’s policies that apply to senior management.

     In addition, for the period that Ms. March is the interim Chief Executive Officer, the Company will pay Tatum a fee of $300 a day, along with warrants to purchase 600 shares of common stock of the Company per month, with terms identical to the warrants issued to Ms. March.

     The Company may terminate the agreement with Tatum at any time upon thirty days’ advance written notice. Tatum may terminate the agreement on the same terms and conditions as the Company, except that (i) any notice of termination by Tatum cannot be delivered prior to 30 days before the six-month anniversary of the effective date of the agreement, and (ii) any termination by Tatum cannot be effective before the six-month anniversary of the agreement.

     The description of the agreement effective August 1, 2005 between Lifeline Therapeutics, Inc. and Tatum CFO Partners, LLP does not purport to be complete and is qualified in its entirety by reference to the agreement, which will be filed with Lifeline Therapeutics, Inc.‘s next periodic report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 9, 2005

LIFELINE THERAPEUTICS, INC. By: /s/ Paul R. Myhill Paul R. Myhill, Vice President Chief Financial Officer, and Secretary